UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2024
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2seventy bio, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40791	86-3658454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street,		02142
Cambridge, MA
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (617) 675-7270
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TSVT	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 5, 2024, 2seventy bio, Inc. (the “Company”) received notice from Engine Capital LP that it withdrew its nomination notice for the election of its two nominees to the Company’s board of directors at the 2024 annual meeting of stockholders.

On April 9, 2024, the Company and Bristol Myers Squibb (“BMS”) announced that the U.S. Food and Drug Administration approved the use of suspension lentiviral vector (“sLVV”) for the manufacturing of Abecma. While the Company and BMS transition to using sLVV in the commercial setting, they will continue to treat patients with adherent lentiviral vector (“LVV”) that has already been manufactured. The transition to sLVV manufacturing is intended to support the Company’s manufacturing efforts to meet anticipated demand in earlier lines. The Company will continue to support quality control of LVV for Abecma and support the transition to sLVV.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2024	2seventy bio, Inc.

	By:	/s/ Victoria Eatwell
Victoria Eatwell
Chief Financial Officer
(Principal Financial and Accounting Officer)